UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2013, the Company, certain domestic subsidiaries (the “Guarantors”), Goldman Sachs Bank USA, as administrative and collateral agent (“Goldman Sachs”), and the lenders party thereto entered into Refinancing Amendment No. 2 (the “Credit Agreement Amendment”) to the Company’s Credit and Guaranty Agreement (the “Credit Agreement”), dated as of August 1, 2012 by and among the Company, the Guarantors, Goldman Sachs, and the lenders party thereto.

The Credit Agreement Amendment (i) evidences the refinancing of the Company’s existing senior secured tranche B term loan facility with a maturity date of August 1, 2019 (“Existing Term Loan B”), with a new senior secured tranche B term loan facility (“New Term Loan B”) with the same principal amount (subject to the prepayment referenced below), maturity date and amortization schedule but with a reduction in the interest rate effective on August 2, 2013 (in regards to Eurodollar Rate Loans, from 3.50% plus the Adjusted Eurodollar Rate with a 1.00% floor for the Existing Term Loan B to 2.75% plus the Adjusted Eurodollar Rate with a 1.00% floor for the New Term Loan B; and in regards to Base Rate Loans, from 2.50% plus the Base Rate with a 2.00% floor for the Existing Term Loan B to 1.75% plus the Base Rate with a 2.00% floor for the New Term Loan B), and (ii) amends certain covenants and terms of the Credit Agreement to increase the Company’s capacity under the Credit Agreement to make restricted junior payments, including share repurchases and issuance of dividends. The Company increased its general restricted junior payments basket to $250 million (from $25 million) and increased the total net leverage allowable to 4.0x (from 3.5x) for using unused excess cash flow for restricted junior payments. In addition, in conjunction with the execution of the Credit Agreement Amendment, the Company affected a voluntary $200 million prepayment of the New Term Loan B. Immediately following this prepayment, the principal amount outstanding on the New Term Loan B is approximately $1.285 billion.

The above description of the Credit Agreement Amendment does not purport to be complete and it is qualified in its entirety by reference to the Credit Agreement Amendment itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Refinancing Amendment No. 2 dated August 2, 2013 by and among Hologic, Inc., the guarantors party thereto, Goldman Sachs Bank USA, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer